Exhibit  10.14
                                                --------------

                  JOHN  WILEY  &  SONS,  INC.

         FY  1997  EXECUTIVE  ANNUAL  INCENTIVE  PLAN

                        PLAN  DOCUMENT

                         CONFIDENTIAL

                         MAY 1,  1996

                           CONTENTS


Section     Subject                                    Page
  I.        Definitions                                  2
  II.       Plan Objectives                              3
 III.       Eligibility                                  3
  IV.       Performance Objectives and Measurement       3
  V.        Performance Evaluation                       4
  VI.       Payouts                                      6
 VII.       Status Changes                               6
 VIII.      Administration and Other Matters             6

                        I.  DEFINITIONS

Following are definitions for words and phrases used  in  this
document.   Unless  the  context clearly indicates  otherwise,
these words and phrases are considered to be defined terms and appear in this document in italicized print:

company
John Wiley & Sons, Inc.

plan
The company's FY (Fiscal Year) 1997 Executive Annual Incentive
Plan described in this document and any written amendments to this document.

plan year
The twelve month period from May 1, 1996 to April 30, 1997.

executive compensation and development committee (ECDC)
The committee of the company's Board of Directors (Board) responsible for reviewing executive compensation.

financial goals
A   participant's  objective  to  achieve  specific  financial results for FY 1997, including interim revised financial goals, if any, as approved and communicated in writing, as described in Sections IV and V below.

financial results
Total company or division achievement against financial goals set for FY 1997.

strategic milestone
A participant's objective to achieve specific results for FY 1997, including interim revised strategic milestones, if any, as approved and communicated in writing, as described in Sections IV and V below. Strategic milestones are leading indicators of performance.

participant
Any person who is eligible to and is selected to participate in the plan, as defined in Section III.

base salary
The participant's total amount of base salary, calculated as follows: base salary as of June 24,1996, or the date of hire, or promotion into the plan, if later, adjusted for any increases or decreases during FY 1997, on a prorated basis and adjusted for any amount of time the participant may not be in the plan for reasons of hire, promotion, death, disability, retirement and/or termination.

payout
Actual gross dollar amount paid to a participant under the plan, if any, for achievement of financial goals and strategic milestones, as further discussed in this plan.

target incentive percent
The percent applied to the participant's base salary to determine the target incentive amount.

target incentive amount
The amount, if any, that a participant is eligible to receive if a participant achieves 100% of his/her financial goals and strategic milestones. The incentive for financial goals should constitute at least 70% of the target incentive amount for the participant.

performance levels

     threshold
     The minimum acceptable level of achievement of each financial goal and strategic milestone. If threshold performance is achieved against all financial goals and strategic milestones, a participant may earn 50% of the target incentive amount for which he/she is eligible.

     target
     Achievement in aggregate of target financial goals and strategic milestones. Each individual financial goal and strategic milestone is set at a level which is both challenging and achievable.

     outstanding
     Superior achievement of financial goals and strategic milestones, both in quality and scope, with limited time and resources. If outstanding performance is achieved against all financial goals and strategic milestones, the maximum amount a participant may earn is 150% of the target incentive amount.

payout factor
Percentage of financial goals and strategic milestones deemed achieved, used to determine the payout for which a participant is eligible.

                     II.  PLAN OBJECTIVES

The purpose of the FY 1997 Executive Annual Incentive Plan is to enable the company to reinforce and sustain a culture devoted to excellent performance, emphasize performance at the corporate and division levels, reward significant contributions to the success of Wiley, and attract and retain highly qualified executives.

                       III.  ELIGIBILITY

The participant is selected by the President and CEO of the company, from among those employees in key management positions deemed able to make the most significant contributions to the growth and profitability of the company, with the approval of the ECDC. The President and CEO of the company is a participant.

          IV.  PERFORMANCE OBJECTIVES AND MEASUREMENT

The plan employs two categories of objectives for performance measurement: financial goals and strategic milestones. The weighting of and between the two measures may vary, depending upon the participant's position. Weighting is recommended by the participant's manager and approved by the President and CEO, if the President and CEO is not the participant's manager.

A.   Financial Goals
     1. Financial goals for the company are determined near the beginning of the plan year by the President and CEO. The President and CEO's goals are reviewed and approved by the Finance Committee of the Board and ECDC, and approved by the Board.

     2. Financial goals are set for the company as a whole and for each division and may be revised in the interim, as appropriate. The participant will be given specific financial goals, based on an appropriate mix of company and/or division objectives.

     3.   Financial   goals   include   defining   levels   of
          performance (threshold, target and outstanding) and the measures of each.

B.   Strategic Milestones
     1. Strategic milestones are non-financial individual objectives over which the participant has a large measure of control, which lead to, or are expected to lead to improved performance for the company in the future. Strategic milestones are determined near the beginning of the plan year by the participant, and approved by the participant's manager, if the President and CEO is not the participant's manager.

     2. The strategic milestones for the President and CEO are reviewed and approved by the Executive and Policy Committee of the Board and by the Board.

     3. The strategic milestones for the President and CEO should be appropriately reflected in those of all other employees at all levels. Each participant collaborates with his/her manager in setting strategic milestones. The strategic milestones may be revised in the interim, as appropriate.

     4. The determination of strategic milestones includes defining a target level of performance and the measure of such, and may include defining threshold and outstanding levels of performance and the measures of such.

                  V.  PERFORMANCE EVALUATION

A.   Financial Results
     1. Actual financial results achieved by the company and by each group and division will be calculated at the end of the plan year, subject to adjustment for audited results, and will be compared with previously set financial goals.

     2. Actual financial results will be reviewed by the participant's manager and the President and CEO and a payout factor determined. The payout factor is based on a judgment of the relative importance of financial results and the achievement compared to the financial goals. This payout factor is subject to the review and approval of the President and CEO. The ECDC will evaluate the President and CEO's financial results and will recommend to the Board his/her financial results payout factor.

B.  Strategic Milestones
     1.   Achievement of a participant's strategic  milestones
          will  be  determined at the end of the plan year  by
          comparing   results  achieved  to   previously   set
          objectives.

     2. Each participant's manager will recommend a payout factor for achievement of all strategic milestones compared with the previously set objectives. In determining the payout factor, the overall performance on all strategic milestones will be considered. This payout factor is subject to the review and approval of the President and CEO, the ECDC and the Board. The ECDC will recommend to the Board for approval the payout factor for the President and CEO's achievement of his/her strategic milestones based on the Executive and Policy
          Committee of the Board's evaluation of his/her achievement compared with the previously set objectives.

C.  Award Determination
     1. Financial goals, established for each participant, may include one or more organizational level's financial goals (e.g. company and division), and one or more financial goal for a particular organizational unit. At least threshold performance, in aggregate, of a participant's particular organizational level is necessary for the participant to receive a payout for the particular organizational level. However, once the overall threshold is achieved, the non-achievement of any one particular financial goal's target objective does not preclude a payout for all the participant's financial goals.

     2. At least threshold performance of financial goals is required of the participant's organizational level for a payout of strategic milestones to be made. If the participant is measured against more than one organizational level, at least threshold performance of financial goals, is required of the organizational level which has the greatest percent weighting of the organizational levels' target incentive amount for a payout of strategic milestones to be made. If the percent weighting of the target incentive amount is equal for all the organizational levels against which the participant is measured, then at least threshold performance of financial goals is required of all the participant's organizational levels for a payout of strategic milestones to be made.

     3. Payout eligibility will be determined by calculating the amount for achievement of financial goals and strategic milestones and adding the two together, as follows:

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 *************************************************************
              EAIP PAYOUT ELIGIBILITY CALCULATION

                FINANCIAL RESULTS PAYOUT AMOUNT

           Base Salary  X  Target Incentive Percent

       X  Weighting of Financial Goals  X  Payout Factor

             =  Financial Goals Payout Eligibility

              STRATEGIC MILESTONES PAYOUT AMOUNT

           Base Salary  X  Target Incentive Percent

    X  Weighting of Strategic Milestones  X  Payout Factor

          =  Strategic Milestones Payout Eligibility

                    EAIP PAYOUT ELIGIBILITY

 Financial Goals Payout Amount  +  Strategic Milestones Payout
                            Amount

                  =  EAIP Payout Eligibility
**************************************************************

4. Notwithstanding anything to the contrary, the maximum payout, if any, a participant may receive is 150% of the target incentive amount.

5. The foregoing EAIP payout eligibility calculation is intended to set forth general guidelines on how awards are to be determined. The purpose of this plan is to motivate the participant to perform in an outstanding manner. The President and CEO has discretion under this plan to take into consideration the contribution of the participant, the participant's management of his/her organizational unit and other relevant factors, positive or negative, which impact the company's, the participant's organizational unit(s), and the participant's performance overall in determining whether to recommend granting or denying an award, and the amount of the award, if any. If the participant is the President and CEO, such discretion is to be exercised by the ECDC and the Board.

                         VI.  PAYOUTS

Payouts will be made within 90 days after the end of the plan year and will be based on audited financial results.

                     VII.  STATUS CHANGES

A. In the event of a participant's death, disability, retirement or leave of absence prior to payout from the plan, the payout, if any, will be determined by the President and CEO in his/her sole discretion, subject to any approval of the ECDC in its sole discretion, subject to any required Board approvals. If the participant is the President and CEO, such approval is required by the Board, in its sole discretion.

B. A participant who resigns, or whose employment is terminated by the company, with or without cause, before payout from the plan is distributed, will not receive a payout. Exception to this provision shall be made only with the approval of the ECDC, in its sole discretion, subject to any required Board approvals. If the participant is the President and CEO, such approval is required by the Board in its sole discretion.

C. A participant who transfers between divisions of the company, will have his/her payout prorated to the nearest fiscal quarter for the time spent in each division, based on the achievement of financial goals and strategic milestones established for the position in each division, and based upon a judgment of the participant's contribution to the achievement of goals in each position, including interim revisions, if appropriate.

D. A participant who is appointed to a position with a different target incentive percent will have his/her payout prorated to the nearest fiscal quarter for the time spent in each position, based on the achievement of financial goals and strategic milestones established for each position.

E. A participant who is hired or promoted into an eligible position during the plan year may receive a prorated payout as determined by the President and CEO, in his/her sole discretion, subject to the approval of the ECDC.

            VIII.  ADMINISTRATION AND OTHER MATTERS

A.  The  plan  is  effective  for  the  plan  year.   It  will
     terminate, subject to payout, if any, in accordance with and subject to the provisions of this plan unless renewed by the company in writing in its sole discretion.

B. This plan will be administered by the President and CEO, who will have authority to interpret and administer this plan, including, without limitation, all questions regarding eligibility and status of the participant, subject to the approval of the ECDC required under this plan or the by-laws of the company.

C. This plan may be withdrawn, amended or modified at any time, and for any reason, in writing, in the company's sole discretion.

D. The determination of an award and payout under this plan, if any, is subject to the approval of the President and CEO, the ECDC, and the Board in their sole discretion. This plan does not confer upon any participant the right to receive any payout, or payment of any kind whatsoever.
E. No participant shall have any vested rights under this plan. This plan does not constitute a contract.

F. All deductions and other withholdings required by law shall be made to the participant's payout, if any.